Exhibit 23.3

CONSENT OF SPEARS & ASSOCIATES, INC.

Spears & Associates Inc. hereby consents to the reference to our firm, to our reports, and all information derived from our reports by Platinum Energy Solutions, Inc. in connection with Amendment No. 1 to its Registration Statement on Form S-4 and related prospectus dated January 27, 2012.

/s/ Richard B. Spears
Date: January 27, 2012	SPEARS & ASSOCIATES, INC.